Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1, of our report dated January 23, 2013, of Kingman River Resources Inc. relating to the financial statements as of August 31, 2012 and for the period from June 1, 2012 (Inception) to August 31, 2012, and to the reference to our firm under the caption "Experts" in this Registration Statement.


/s/ M&K CPAS, PLLC
---------------------------
Houston, Texas
January 30, 2013